Gheen, Valery (NIH/NHLBI) [E]

From:	David Shapiro <[redacted]@interceptpharma.com>
Sent:	Friday, January 31, 2014 4:26 PM
To:	Sherker, Averell (NIH/NIDDK) [E]; Linda Robertson
Cc:	Tonya Marmon; Leigh MacConell; Doo, Edward (NIH/NIDDK) [E]; Carr, Catherine (NIH/NIDDK) [E]; Hoofnagle, Jay (NIH/NIDDK) [E]; Torrance, Rebecca (NIH/NIDDK) [E]
Subject:	RE: Action items from NIDDK-Intercept meeting regarding FLINT study

Averell

Thank you – we thought the meeting was constructive too. We received the redacted FDA information this morning from Ivana.

As discussed yesterday, Linda is working on the letter to you and hopes to send it to you by the end of the day (in California).

With Best Wishes,
David

David Shapiro, MD
Tel: +1-858-[redacted]
Mobile: +1-858-[redacted]

From: Sherker, Averell (NIH/NIDDK) [E] [mailto:[redacted]@nih.gov]
Sent: Friday, January 31, 2014 3:33 PM
To: 'Linda Robertson'
Cc: David Shapiro; Tonya Marmon; Leigh MacConell; Doo, Edward (NIH/NIDDK) [E]; Carr, Catherine (NIH/NIDDK) [E]; Hoofnagle, Jay (NIH/NIDDK) [E]; Torrance, Rebecca (NIH/NIDDK) [E]
Subject: RE: Action items from NIDDK-Intercept meeting regarding FLINT study

Thank you, Linda.

I believe that we had a productive meeting yesterday.

The redacted IND submission was sent to David Shapiro by Ivana Vaughn of the DCC this morning.

Kind regards,
Averell

Averell H. Sherker, MD, FRCP(C)
Scientific Advisor for Viral Hepatitis and Liver Diseases

Liver Diseases Research Branch
National Institute of Diabetes and Digestive and Kidney Diseases

National Institutes of Health
6707 Democracy Blvd, Room 653
Bethesda, MD. 20892-5450 (use 20817 for express mail)

Teleph[redacted]
FAX:
Email:

NIH...Turning Discovery Into Health®

National Institute of Diabetes and Digestive and Kidney Diseases

From: Linda Robertson [mailto:[redacted]@interceptpharma.com]
Sent: Friday, January 31, 2014 2:27
To: Sherker, Averell (NIH/NIDDK) [E]
Cc: David Shapiro; Tonya Marmon; Leigh MacConell; Doo, Edward (NIH/NIDDK) [E]; Carr, Catherine (NIH/NIDDK) [E]
Subject: Action items from NIDDK-Intercept meeting regarding FLINT study

Dear Averell,

It was a pleasure meeting you and your colleagues today. We greatly appreciate your time and consideration. As requested, the following are the action items that were discussed at the meeting:

Intercept to provide by Jan 31:

1) Overview of Intercept's regulatory obligations with reference to global regulations and guidelines as appropriate
2) Preferred FLINT data package per regulatory obligations
3) Alternate proposals for addressing regulatory obligations
4) SEC reporting requirements

NIDDK to provide by Jan 31:

1) Timeline for providing redacted copy of IND information amendment informing FDA of DMC decision to halt treatment in FLINT study

We also agreed to schedule a meeting next week, including appropriate legal and regulatory representation, to gain concurrence on next steps. I wanted to thank you again for taking the time to meet with us. It was very useful to more fully understand your concerns regarding the dissemination of data from the FLINT study and to discuss Intercept's concerns regarding regulatory compliance. We also consider maintaining the integrity of the study of utmost importance and will be completely mindful of this within the constraints of SEC and regulatory requirements. I am confident that we can agree in a timely fashion on a path forward that addresses both your concerns regarding data dissemination and our regulatory obligations. In the meantime, please let me know if you have any questions.

Best regards,

Linda

Linda Robertson, Ph.D.
VP, Regulatory Affairs and Quality Assurance
Intercept Pharmaceuticals

4350 La Jolla Village Dr. Suite 960
San Diego, CA 92122
Ph: 858-[redacted]
Fax: 858[redacted]
Mobile: 858-[redacted]
[redacted]@interceptpharma.com

This message and any attachments are intended only for the use of the addressee and may contain information that is privileged and confidential. If the reader of the message is not the intended recipient or an authorized representative of the intended recipient, you are hereby notified that any dissemination of this communication is strictly prohibited. If you have received this communication in error, notify the sender immediately by return email and delete the message and any attachments from your system.

Gheen, Valery (NIH/NHLBI) [E]

From:	David Shapiro <[redacted]@interceptpharma.com>
Sent:	Thursday, January 23, 2014 5:59 PM
To:	Sherker, Averell (NIH/NIDDK) [E]
Cc:	Linda Robertson; Leigh MacConell; Tonya Marmon
Subject:	RE: NIDDK - Intercept meeting

Averell
This is better still – thanks so much.

With Best Wishes,
David

David Shapiro, MD
Tel: +1-858-[redacted]
Mobile: +1-858-[redacted]

From: Sherker, Averell (NIH/NIDDK) [E] [mailto:[redacted]@nih.gov]
Sent: Thursday, January 23, 2014 2:26 PM
To: 'David Shapiro'
Cc: Doo, Edward (NIH/NIDDK) [E]; Linda Robertson; Leigh; Tonya Marmon
Subject: RE: NIDDK - Intercept meeting

David,

Our offices are actually off campus, and are not burdened by security. We are in the same complex as (adjoining) the Bethesda Marriott Suites Hotel. There is an outdoor parking lot within the complex (beside Democracy One) where you can park.

If you make your way to the 6th Floor reception area, the receptionist (Migdalia) will let me know when you arrive.

Averell

Directions to Democracy Two

(6707 Democracy Boulevard, Bethesda, Maryland 20817)

From I-495 (Capital Beltway) in Northern Virginia:

1. Take I-495 (Capital Beltway) northhbound (Inner Loop).
2. Stay to the left and enter I-270 North at the I-270 spur.
3. Take Exit 1 to Democracy Boulevard.
4. Yield right, heading east on Democracy Boulevard.
5. Turn left onto Fernwood Drive. Building is on the left.

From I-495 (Capital Beltway) in Maryland:

1. Take I-495 (Capital Beltway) westbound (Outer Loop).
2. Stay to the right to enter I-270 North at the I-270 spur.

3. Take Exit 1A and turn left at the top of the ramp onto Old Georgetown Road.
4. Turn right onto Democracy Boulevard.
5. Turn right onto Fernwood Drive. Building is on your left.

From: David Shapiro [mailto:[redacted]@interceptpharma.com]
Sent: Thursday, January 23, 2014 17:08
To: Sherker, Averell (NIH/NIDDK) [E]
Cc: Doo, Edward (NIH/NIDDK) [E]; Linda Robertson; Leigh; Tonya Marmon
Subject: RE: NIDDK - Intercept meeting

Averell
Thank you – this is appreciated and obviously we'll be happy to discuss any additional topics that you may have.

As I recall, security at NIH is pretty tight – so I assume we'll come to the front gate and they will contact you.
If there are any more specific directions that will ensure we get to the right place on time, please let me know.

I look forward to seeing you next week.

With Best Wishes,
David

David Shapiro, MD
Tel: +1-858-[redacted]
Mobile: +1-858[redacted]

From: Sherker, Averell (NIH/NIDDK) [E] [mailto:averell.sherker@nih.gov]
Sent: Thursday, January 23, 2014 12:56 PM
To: 'David Shapiro'
Cc: Doo, Edward (NIH/NIDDK) [E]
Subject: RE: NIDDK - Intercept meeting

David,

I have been able to arrange for a meeting room in our offices on Thursday, January 30 at 9 am. Catherine Carr and Vandana Chawla will be available to attend. It would probably be best to meet in my office on the 6th floor, and we can proceed to the conference room together.

I look forward to meeting with you next week,
Averell

Averell H. Sherker, MD, FRCP(C)

Scientific Advisor for Viral Hepatitis and Liver Diseases

Liver Diseases Research Branch
National Institute of Diabetes and Digestive and Kidney Diseases
National Institutes of Health
6707 Democracy Blvd, Room 653
Bethesda, MD 20892-5450 (use 20817 for express mail)

Teleph[redacted]7
FAX [redacted])
Email: [redacted]nih.gov

NIH...Turning Discovery Into Health®

NIH National Institute of Diabetes and Digestive and Kidney Diseases

---

From: David Shapiro [mailto:[redacted]@interceptpharma.com]
Sent: Monday, January 20, 2014 21:15
To: Sherker, Averell (NIH/NIDDK) [E]; Doo, Edward (NIH/NIDDK) [E]
Cc: Linda Robertson; Tonya Marmon; Roya Hooshmand-Rad; Cathi Sciacca; Leigh
Subject: NIDDK - Intercept meeting

Dear Averell, Ed
As discussed, I am attaching a proposed agenda for our meeting next week. As you will see, some of this relates to our regulatory obligations for our PBC NDA and some to FLINT. I am sure Linda would be pleased if Catherine Carr would be able to participate as well.

It is likely that you will have additional topics, please free to add them.

As we have to get back to San Diego, we would prefer to have a meeting in the morning - but will fit in with your plans, so please can you let us know when the meeting will be as soon as convenient, as we need to make flights accordingly.

Again, it is gratifying that FLINT has produced a strong signal – it is clear that the lipid data mandates further evaluation (which we have already started). The strength of the media signal surprised us all. We look forward to continuing our collaboration as NIDDK and the NASH CRN bring the study to its successful conclusion.

With Best Wishes,
David

David Shapiro, MD

Tel: +1-858-[redacted]
Mobile: +1-858-[redacted]

This message and any attachments are intended only for the use of the addressee and may contain information that is privileged and confidential. If the reader of the message is not the intended recipient or an authorized representative of the intended recipient, you are hereby notified that any dissemination of this communication is strictly prohibited. If you have received this communication in error, notify the sender immediately by return email and delete the message and any attachments from your system.

This message and any attachments are intended only for the use of the addressee and may contain information that is privileged and confidential. If the reader of the message is not the intended recipient or an authorized representative of the intended recipient, you are hereby notified that any dissemination of this communication is strictly prohibited. If you have received this communication in error, notify the sender immediately by return email and delete the message and any attachments from your system.

This message and any attachments are intended only for the use of the addressee and may contain information that is privileged and confidential. If the reader of the message is not the intended recipient or an authorized representative of the intended recipient, you are hereby notified that any dissemination of this communication is strictly prohibited. If you have received this communication in error, notify the sender immediately by return email and delete the message and any attachments from your system.

FLINT NIDDK – Intercept Meeting

Time: 30th January 20, 2014

Intercept:

David Shapiro, MD
Linda Robertson, PhD – Regulatory Affairs
Leigh MacConell, PhD – Clinical Research
Tonya Marmon, DrPH – Statistician

NIDDK: TBD

Proposed Agenda

1. FLINT Timing - NIDDK
    a. Review of FLINT timing:
        i. Notification of FDA
        ii. For presentation at AASLD – regular or late breaker submission?
        iii. For publication
2. Intercept Regulatory Issues - much of this can be discussed with the DCC on the Quarterly FLINT call
    a. General Regulatory Obligations & Plans
        i. Annual OCA safety report – cutoff Jan 31st
        ii. Annual IND Update (& Investigator Brochure update) – cutoff mid April
        iii. Intercept PBC NDA Timing Overview
            1. Time: NDA/MAA submission goal: December 2014
    b. Intercept NASH IND
        i. Possibility of 'breakthrough' designation
        ii. OCA NAFLD lipid study – planned for 2014 & to open Intercept IND
        iii. Likelihood of FDA request for FLINT data – and potential responses
3. Communications
    a. Press release review
    b. NIDDK plans for press release at AASLD
    c. Timing of abstract public availability
4. NIDDK CRN – Future Plans
    a. Status of sub-studies
    b. Potential for OCA evaluation in future studies
5. Administrative & Financial
    a. Intercept change of NY & San Diego addresses
    b. CRADA expiry – 6/28/2014
    c. Reimbursement & process for preparation and customization of raw data (CRADA 8.9.3)

Gheen, Valery (NIH/NHLBI) [E]

From:	David Shapiro <[redacted]@interceptpharma.com>
Sent:	Thursday, January 16, 2014 11:47 AM
To:	Sherker, Averell (NIH/NIDDK) [E]
Cc:	Hoofnagle, Jay (NIH/NIDDK) [E]; Doo, Edward (NIH/NIDDK) [E]; Cathi Sciacca; Roya Hooshmand-Rad
Subject:	RE: NIDDK Intercept Meeting

No problem. Will do.

With Best Wishes,
David

David Shapiro, MD
Tel: +1-858-[redacted]
Mobile: +1-858[redacted]

-----Original Message-----
From: Sherker, Averell (NIH/NIDDK) [E] [mailto:[redacted]@nih.gov]
Sent: Thursday, January 16, 2014 8:46 AM
To: 'David Shapiro'
Cc: Hoofnagle, Jay (NIH/NIDDK) [E]; Doo, Edward (NIH/NIDDK) [E]; Cathi Sciacca; Roya Hooshmand-Rad
Subject: RE: NIDDK Intercept Meeting

David,

Please call my office at that time. 301 [redacted]

I look forward to speaking with you,
Averell

-----Original Message-----
From: David Shapiro [mailto[redacted]@interceptpharma.com]
Sent: Thursday, January 16, 2014 11:01
To: Sherker, Averell (NIH/NIDDK) [E]
Cc: Hoofnagle, Jay (NIH/NIDDK) [E]; Doo, Edward (NIH/NIDDK) [E]; Cathi Sciacca; Roya Hooshmand-Rad
Subject: RE: NIDDK Intercept Meeting

Averell
Thank you.
5pm EST will work well. I can call you - or could you call 858-[redacted] please?

I look forward to speaking to you.

With Best Wishes,
David

David Shapiro, MD
Tel: +1-858[redacted]
Mobile: +1-858-[redacted]

-----Original Message-----
From: Sherker, Averell (NIH/NIDDK) [E] [mailto:[redacted]@nih.gov]
Sent: Thursday, January 16, 2014 7:13 AM
To: [redacted]@interceptpharma.com'
Cc: Hoofnagle, Jay (NIH/NIDDK) [E]; Doo, Edward (NIH/NIDDK) [E]
Subject: Re: NIDDK Intercept Meeting

David,

I was wondering if you would be available to speak at 5PM EST today.
Alternatively, we could try to set something up for tomorrow.

Regards,
Averell

----- Original Message -----
From: David Shapiro [mailto:[redacted]@interceptpharma.com]
Sent: Tuesday, January 14, 2014 07:02 PM Eastern Standard Time
To: Doo, Edward (NIH/NIDDK) [E]; Sherker, Averell (NIH/NIDDK) [E]
Cc: Sciacca Cathi <[redacted]>; MacConell Leigh PhD <[redacted]>; M. Robertson Linda <[redacted]>
Subject: NIDDK Intercept Meeting

Averell and Ed
Could you give me a call please? We are going to be in DC for a meeting with the FDA on January 29th and it would be a good opportunity if we could briefly meet and map out the future timeline for the study - ideally on the 30th.

As you are probably aware, we've been riding a roller coaster the past week and are getting lots of questions about the future public milestones for the study. I think it would be helpful for both parties if we could clarify the timeline - this may make things easier for both you and us (as I suspect both of us have been surprised by the media attention of the past week).
We are also planning to conduct a study in NASH patients in the near
future to evaluate lipid particle sizes and lipid sub-fractionation to better understand the lipid findings. This creates an unusual regulatory circumstance where we may need to file an IND on a drug that is already in trials under another sponsor's IND. I'm sure this is solvable - likely with the collaboration of both our and your regulatory experts.

In any case I think it would be helpful if we could discuss these issues - preferably face to face.

I'm headed up to San Francisco this evening and will return on Wednesday night.

With Best Wishes,
David

David A. Shapiro, MD
+1-858-[redacted]

Sent from my iPhone (so excuse the typos)

--
This message and any attachments are intended only for the use of the addressee and may contain information that is privileged and confidential.

If the reader of the message is not the intended recipient or an authorized representative of the intended recipient, you are hereby notified that any dissemination of this communication is strictly prohibited. If you have received this communication in error, notify the sender immediately by return email and delete the message and any attachments from your system.

--
This message and any attachments are intended only for the use of the addressee and may contain information that is privileged and confidential.
If the reader of the message is not the intended recipient or an authorized representative of the intended recipient, you are hereby notified that any dissemination of this communication is strictly prohibited. If you have received this communication in error, notify the sender immediately by return email and delete the message and any attachments from your system.

Gheen, Valery (NIH/NHLBI) [E]

From:	David Shapiro <[redacted]@interceptpharma.com>
Sent:	Friday, January 10, 2014 5:56 PM
To:	Sherker, Averell (NIH/NIDDK) [E]
Subject:	Re: NIDDK Statement to be Used as a Standardized Response to Media Inquiries

Averell
The lipid information is specific and I think will cause issues.
If this hasn't been issued already can we discuss first. At least it would be good to mention that similar findings had been seen previously.
With Best Wishes,
David

David A. Shapiro, MD
+1-858-[redacted]

Sent from my iPhone (so excuse the typos)

On Jan 10, 2014, at 5:33 PM, "Sherker, Averell (NIH/NIDDK) [E]" <[redacted]@nih.gov> wrote:

> David,
>
> The NIDDK and the NASH CRN investigators have had a number of media requests for additional information related to FLINT. We have developed the attached statement as a standardized response to specific media inquiries. However, because results are preliminary and the trial is ongoing, we are not granting interviews.
>
> Kind regards,
>
> **Averell H. Sherker, MD, FRCP(C)**
> Scientific Advisor for Viral Hepatitis and Liver Diseases
>
> Liver Diseases Research Branch
> National Institute of Diabetes and Digestive and Kidney Diseases
> National Institutes of Health
> 6707 Democracy Blvd, Room 653
> Bethesda, MD 20892-5450 (use 20817 for express mail)
>
> Telep[redacted]
> FAX:
> Email
>
> NIH...Turning Discovery Into Health®
>
> <image001.jpg>
>
> <FLINT OCA trial statement.pdf>

Gheen, Valery (NIH/NHLBI) [E]

From:	David Shapiro <[redacted]@interceptpharma.com>
Sent:	Friday, January 10, 2014 5:53 PM
To:	Sherker, Averell (NIH/NIDDK) [E]
Subject:	Re: NIDDK Statement to be Used as a Standardized Response to Media Inquiries

Averell
I'm about to leave JFK to go home. I suggest we speak on Monday. I had no idea the press release would have the impact it did - it's rather scary!

I understand (& agree with the communication policy). After thinking about the timing of the data, realized that of course you need the final data for presentation and publication - rather than the interim data.

We have our quarterly call next week and I'll work on an agenda from our end this weekend. Getting safety data for our PBC NDA a still a priority.

We're going to be at the FDA on Jan 29th and think it would be a good idea of we were to sit down the following day to discuss timelines and other issues well ahead of time - but we can discuss next week.

Again, thank you for your efficient communications. It is a pleasure to collaborate with you.

With Best Wishes,
David

David A. Shapiro, MD
+1-858-[redacted]

Sent from my iPhone (so excuse the typos)

On Jan 10, 2014, at 5:33 PM, "Sherker, Averell (NIH/NIDDK) [E]" <[redacted]@nih.gov> wrote:

> David,
>
> The NIDDK and the NASH CRN investigators have had a number of media requests for additional information related to FLINT. We have developed the attached statement as a standardized response to specific media inquiries. However, because results are preliminary and the trial is ongoing, we are not granting interviews.
>
> Kind regards,
>
> **Averell H. Sherker, MD, FRCP(C)**
> Scientific Advisor for Viral Hepatitis and Liver Diseases
>
> Liver Diseases Research Branch
> National Institute of Diabetes and Digestive and Kidney Diseases
> National Institutes of Health
> 6707 Democracy Blvd. Room 653
> Bethesda, MD 20892-5450 (use 20817 for express mail)
>
> Telephone [redacted]

Interim Results of the FLINT Clinical Trial

Statement from the NIH's National Institute of Diabetes and Digestive and Kidney Diseases
January 10, 2014

The NIH-funded FLINT clinical trial of obeticholic acid (OCA) for the liver disease nonalcoholic steatohepatitis (NASH) is a phase 2b study to test the effectiveness and further evaluate the safety of OCA. FLINT enrolled 283 patients. More than half have completed 72 weeks of therapy with either OCA or placebo and had an end-of-treatment liver biopsy. At the end of therapy, patients are followed for another 24 weeks. The study protocol called for an interim analysis of histology and safety parameters after half of patients had completed treatment and had an end-of-treatment liver biopsy.

Based on the strength of these preliminary, interim results showing that OCA has a significant beneficial effect on liver damage due to NASH—and with the Data Safety and Monitoring Board's concurrence—NIDDK decided to stop treatment, move all patients into the 24-week follow up phase of the trial, and perform no additional liver biopsies—which carry their own risks. **While treatment is being stopped early, the study is not over.**

FLINT interim results also found disproportionate lipid abnormalities (increased total cholesterol with increased LDL and decreased HDL cholesterol) in patients on OCA compared to those on placebo. As lipid abnormalities are common in people with NASH, following all FLINT patients the full 24 weeks after stopping the drug will help determine whether lipid problems return to pre-OCA levels and weigh potential risks and benefits of the drug.

Our first priority following the decision to stop active treatment is to inform patients about interim results and give them additional instructions. For example, patients who are still taking study drugs are being notified that they should continue taking them until they return for a clinic visit on or before January 20.

To better understand the potential benefits and risks of OCA, the study will continue to collect information on patients until they have completed follow up visits. Investigators and patients will not know who received OCA or placebo until patients have their final visit 24 weeks after stopping the study drug.

NIDDK does not typically release interim results as they are preliminary. But as results have already been made public, we are providing limited additional information, giving a broader context for the findings. **Additional information on the study will be available when the trial has been completed and all data have been thoroughly analyzed and presented to the broader scientific community, in 10 to 12 months.**

Gheen, Valery (NIH/NHLBI) [E]

From: David Shapiro <[redacted]@interceptpharma.com>
Sent: Wednesday, January 08, 2014 9:44 PM
To: Sherker, Averell (NIH/NIDDK) [E]
Subject: RE: FLINT Intercept Press Release
Attachments: FLINT Jan 9 2014_PENULTIMATE.docx

Averell
Thank you. Mark further tweaked it while I was flying.
Your changes were incorporated (although spelling out FLINT was moved down into the FLINT explanatory paragraph) – and Mark got rather flowery recognizing NIDDK (as you'll see) and included more specifics on the endpoint.
We hope to get an recruitment update from DSP, our Japanese partner shortly (their 200 patient trial looked to be fully recruited this month).
The PR will be sent out early tomorrow morning (around 8:30am).
Thank you again.

With Best Wishes,
David

David Shapiro, MD
Tel: +1-858-[redacted]
Mobile: +1-858-[redacted]

From: Sherker, Averell (NIH/NIDDK) [E] [mailto:[redacted]nih.gov]
Sent: Wednesday, January 08, 2014 6:46 PM
To: 'David Shapiro'
Subject: RE: FLINT Intercept Press Release

Sorry David...my bad!

Here is the attachment.

Averell

From: David Shapiro [mailto:[redacted]@interceptpharma.com]
Sent: Wednesday, January 08, 2014 18:16
To: Sherker, Averell (NIH/NIDDK) [E]
Subject: Re: FLINT Intercept Press Release

Averell

HOLD FOR RELEASE ON January 9, 2014 / 8am

Intercept Announces NASH Primary Endpoint Met: FLINT Trial Stopped Early for Efficacy Based on Highly Statistically Significant Improvement in Liver Histology

NEW YORK, January 9, 2014 (GlobeNewswire) — Intercept Pharmaceuticals, Inc. (NASDAQ: ICPT) (Intercept) today announced that the FLINT trial of obeticholic acid (OCA) for the treatment of nonalcoholic steatohepatitis (NASH) has been stopped early for efficacy based on a planned interim analysis showing that the primary endpoint of the trial has been met. FLINT is a multi-center, double-blind, placebo-controlled clinical trial assessing the safety and efficacy of a 25 mg oral dose OCA administered daily to biopsy-proven adult NASH patients over a 72-week treatment period. The trial has been sponsored and conducted by the National Institute of Diabetes & Digestive & Kidney Diseases (NIDDK), a part of the National Institutes of Health, at eight leading US academic hepatology centers comprising the NIDDK's NASH clinical research network (CRN).

The decision to stop FLINT has been based on the recommendation of the Data Safety Monitoring Board (DSMB) which reviewed liver biopsy data from before and at the end of the treatment period in approximately half of the 283 randomized patients in accordance with a planned interim efficacy analysis. This analysis demonstrated that OCA treatment resulted in a highly statistically significant improvement ($p=0.0024$ on an intention-to-treat basis) in the primary histological endpoint, defined as a decrease in the NAFLD Activity Score (NAS) of at least two points with no worsening of fibrosis, as compared to placebo. This interim efficacy analysis, which included all patients who had not yet completed the 72-week treatment period as non-responders, met the pre-defined stopping guideline threshold of $p<0.0031$.

"The unexpected early stopping of FLINT due to OCA meeting the primary endpoint with such high significance is a major milestone," said Mark Pruzanski, M.D., Chief Executive Officer of Intercept. "NASH has grown to epidemic proportions worldwide, having become a leading cause of cirrhosis and liver failure. On its current trajectory, the disease is projected to become the leading indication for liver transplant. I am deeply grateful to the NIDDK and the NASH CRN for their longstanding commitment both to improving our understanding of the disease and to sponsoring ambitious trials like FLINT in their quest to identify novel treatments for patients suffering from NASH."

Intercept will discuss NASH and the FLINT trial during the previously announced conference call and audio webcast scheduled to take place today at 4:30 p.m. ET. The live event will be available on the investor page of the Intercept website at http://ir.interceptpharma.com or by calling (855) 232-3919 (domestic) or (315) 625-6894 (international) five minutes prior to the start time. A replay of the call will be available on the Intercept website approximately two hours after the completion of the call and will be archived for two weeks.

About FLINT

The Farnesoid X Receptor Ligand Obeticholic Acid in Nonalcoholic Steatohepatitis Treatment (FLINT) trial has been sponsored and conducted by the National Institute of Diabetes & Digestive & Kidney Diseases (NIDDK). FLINT enrolled 283 adult NASH patients at eight US centers comprising the NIDDK's NASH clinical research network. Patients were randomized to receive either a 25 mg dose of OCA or placebo for 72 weeks. Patients enrolled in the trial were qualified based on a diagnosis determined by liver biopsy at the start of the trial with a NAFLD Activity Score (NAS) of four or greater and with a score of at least one in each component of the NAS eight point scale (steatosis 0-3, lobular inflammation 0-3, ballooning 0-2). End of study biopsies were conducted in patients after the 72-week treatment period, with all biopsies centrally scored in a blinded fashion. Further details can be found at http://clinicaltrial.gov/ct2/show/NCT01265498.

HOLD FOR RELEASE ON January 9, 2014 / 8am

Intercept's collaborator Dainippon Sumitomo Pharma is conducting a second NASH trial in Japan. This trial is evaluating the safety and efficacy of a once-daily dose of OCA as compared to placebo, with a targeted enrollment of 200 patients. As of December 31, 2013, [X] patients have been recruited and the trial is projected to be completed [by the end of 2015].

About NASH

NASH is a serious chronic liver disease caused by excessive fat accumulation in the liver that, for reasons that are still incompletely understood, induces chronic inflammation which leads to progressive fibrosis (scarring) that can lead to cirrhosis, eventual liver failure and death. There are currently no drugs approved for the treatment of NASH. Studies have shown that over a ten year period at least 10% of NASH patients will develop cirrhosis, and liver-related mortality due to this disease is ten-fold that of the general population. According to recent epidemiological studies, it is estimated that approximately 12% of the U.S. adult population has NASH, while 2.7% (potentially more than six million patients) are believed to have advanced liver fibrosis or cirrhosis due to progression of the disease. The proportion of liver transplants attributable to NASH has increased rapidly in past years and over the next decade the disease is projected to become the leading indication for liver transplant ahead of chronic hepatitis C and alcoholic liver disease.

About Intercept

Intercept is a biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat orphan and more prevalent liver diseases utilizing its expertise in bile acid chemistry. The company's lead product candidate, obeticholic acid (OCA), is a bile acid analog and first-in-class agonist of the farnesoid X receptor (FXR). OCA is being developed for a variety of chronic liver diseases including NASH, primary biliary cirrhosis (PBC), portal hypertension and bile acid diarrhea. OCA has received orphan drug designation in both the United States and Europe for the treatment of PBC. Intercept owns worldwide rights to OCA outside of Japan and China, where it has out-licensed the product candidate to Dainippon Sumitomo Pharma. For more information about Intercept, please visit the Company's website at: *www.interceptpharma.com.*

Safe Harbor Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the trajectory of the growth of the market for NASH; the utility of the selected endpoint; the acceptance by regulatory authorities of the trial endpoint or results; clinical, preclinical and regulatory developments for Intercept's product candidates; the anticipated timeframe for the commencement, completion and receipt of results from the clinical trials in OCA and for the making of regulatory submissions; the anticipated results of our clinical and preclinical trials and other development activities; and our strategic directives under the caption "About Intercept." These "forward-looking statements" are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the initiation, cost, timing, progress and results of Intercept's development activities, preclinical studies and clinical trials; the timing of and Intercept's ability to obtain and maintain regulatory approval of OCA, INT-767 and any other product candidates it may develop, and any related restrictions, limitations, and/or warnings in the label of any approved product candidates; Intercept's plans to research, develop and commercialize future

product candidates; the election by Intercept's collaborators to pursue research, development and commercialization activities; Intercept's ability to attract collaborators with development, regulatory and commercialization expertise; Intercept's ability to obtain and maintain intellectual property protection for its product candidates; Intercept's ability to successfully commercialize its product candidates; the size and growth of the markets for Intercept's product candidates and its ability to serve those markets; the rate and degree of market acceptance of any future products; the success of competing drugs that are or become available; regulatory developments in the United States and other countries; the performance of third-party suppliers and manufacturers; Intercept's ability to obtain additional financing; Intercept's use of the proceeds from its initial public offering in October 2012 and follow-on offering in June 2013; the accuracy of Intercept's estimates regarding expenses, future revenues, capital requirements and the need for additional financing; the loss of key scientific or management personnel; and other factors discussed under the heading "Risk Factors" contained in Intercept's annual report on Form 10-K for the year ended December 31, 2012 filed on April 1, 2013 as well as any updates to these risk factors filed from time to time in Intercept's other filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Intercept undertakes no duty to update this information unless required by law.

CONTACT: For more information about Intercept, please contact Barbara Duncan or Senthil Sundaram, both of Intercept Pharmaceuticals at 1-646-747-1000.

SOURCE: Intercept Pharmaceuticals

Gheen, Valery (NIH/NHLBI) [E]

From:	David Shapiro <[redacted]@interceptpharma.com>
Sent:	Wednesday, January 08, 2014 6:48 PM
To:	Sherker, Averell (NIH/NIDDK) [E]
Subject:	Re: FLINT Intercept Press Release

Thanks. Mark tells me he's been making further edits during the day. We'll incorporate your changes and I'll be back to you later this evening.

Sorry....

With Best Wishes,
David

David A. Shapiro, MD
+1-858-[redacted]

Sent from my iPhone (so excuse the typos)

On Jan 8, 2014, at 6:46 PM, "Sherker, Averell (NIH/NIDDK) [E]" <[redacted]@nih.gov> wrote:

> Sorry David...my bad!
>
> Here is the attachment.
>
> Averell
>
> **From:** David Shapiro [mailto:[redacted]@interceptpharma.com]
> **Sent:** Wednesday, January 08, 2014 18:16
> **To:** Sherker, Averell (NIH/NIDDK) [E]
> **Subject:** Re: FLINT Intercept Press Release
>
> Averell
> I've just literally touched down and am reading this on my iPhone. However, I don't think there's an attachment - if it was attached: sorry (I'll get it at my hotel) but if it wasn't, please send.
>
> In any case, I'll try to give you a call over the next couple of days.
>
> Thanks for being so helpful.
>
> With Best Wishes,
> David
>
> David A. Shapiro, MD
> +1-858[redacted]
>
> Sent from my iPhone (so excuse the typos)
>
> On Jan 8, 2014, at 12:29 PM, "Sherker, Averell (NIH/NIDDK) [E]" <[redacted]@nih.gov> wrote:

David,

This looks good. I have made some minor suggested edits in track changes.

Regards,
Averell

From: David Shapiro [mailto:[redacted]@interceptpharma.com]
Sent: Wednesday, January 08, 2014 04:58
To: Sherker, Averell (NIH/NIDDK) [E]
Subject: FLINT Intercept Press Release
Importance: High

Averell
Thanks for staying in touch with me during a busy week.
I am attaching the planned press release which I think reflects:

a. The critical information that we have
b. That the study was NIDDK sponsored and conducted
c. Further information will be available when it is presented in an appropriate forum (EASL I hope!).

We'd like to send this out after the close of business today – so it will be available first thing tomorrow. As it happens, we had a planned press release and investor 4th Quarter press conference (teleconference) already planned for tomorrow – at which we will announce that we are going to start double blind, multicenter, placebo controlled studies in PSC and portal hypertension – so the timing is excellent.
I'm flying to NYC this afternoon from London (leaving 1515, arrived 1800) – so I'll pick up email as soon as I land.
Let me know if you have any comments or concerns, please. Legally, we have to get a release out tomorrow.
Again, thank you.

With Best Wishes,
David

David Shapiro, MD
Tel: +1-858-[redacted]
Mobile: +1-858-[redacted]

<FLINT Jan 9 2014_Draft DAS CLEAN.ahs edit.docx>

This message and any attachments are intended only for the use of the addressee and may contain information that is privileged and confidential. If the reader of the message is not the intended recipient or an authorized representative of the intended recipient, you are hereby notified that any dissemination of this communication is strictly prohibited. If you have received this communication in error, notify the sender immediately by return email and delete the message and any attachments from your system.

HOLD FOR RELEASE ON January 9, 2014 / 4:15pm

Intercept Announces Primary Endpoint Met in Interim Analysis of Phase 2b FLINT Trial in NASH – Trial Stopped Early Based on Highly Statistically Significant Improvement in Liver Histology

NEW YORK, January 9, 2014 (GlobeNewswire) — Intercept Pharmaceuticals, Inc. (NASDAQ: ICPT) (Intercept) today it has been informed that the NIDDK-sponsored -Farnesoid X Receptor Ligand Obeticholic Acid in Nonalcoholic Steatohepatitis Treatment Trial (FLINT) trial of obeticholic acid (OCA) for the treatment of nonalcoholic steatohepatitis (NASH) has been stopped early based on a planned interim analysis showing that the primary efficacy endpoint of the trial has been met. FLINT is a multi-center, double blind, placebo controlled, Phase 2b clinical trial assessing the safety and efficacy of a 25 mg oral dose OCA administered daily to biopsy-proven adult NASH patients over a 72 week treatment period. The trial is being conducted by the National Institute of Diabetes & Digestive & Kidney Diseases (NIDDK), part of the National Institutes of Health, at eight leading US academic hepatology centers comprising the NIDDK's NASH clinical research network (CRN).

Formatted: Font: 10 pt, Not Bold

FLINT has been stopped based on the recommendation of the study's Data Safety Monitoring Committee Board (DSMBC) which reviewed liver biopsy data from before and after 18 month of study therapy in approximately half of the 283 randomized patients in accordance with a planned interim efficacy analysis. This analysis demonstrated that OCA treatment resulted in a highly statistically significant improvement (p=0.0024 on an intention to treat analysis) in the primary histological endpoint, defined as a decrease in the NAFLD Activity Score (NAS) of at least two points with no worsening of fibrosis, compared with placebo. This met the pre-defined stopping guideline of p<0.0031.

Intercept will discuss NASH and the FLINT trial during the previously announced conference call and audio webcast scheduled to take place today at 4:30 p.m. ET.

"The unexpected early stopping of FLINT for efficacy due to OCA meeting the primary endpoint with such high significance is highly welcome and is a major milestone for both Intercept and patients with NASH" said Mark Pruzanski, M.D., Chief Executive Officer of Intercept. "NASH has grown to epidemic proportions worldwide and there is a tremendous unmet medical need to identify appropriate treatments for this patient population. This positive news comes on the heels of the completion of the 12 month double-blind phase of our Phase 3 POISE trial in primary biliary cirrhosis (PBC), as well as encouraging results in our open label trials in cirrhotic patients with portal hypertension and bile acid diarrhea. Taken together, this highlights the therapeutic potential of OCA in a range of chronic liver and intestinal diseases where there are currently few, if any, effective treatments available to patients". Data from the PBC POISE study are expected in the second quarter of 2014.

About FLINT

FLINT enrolled 283 patients at the eight US centers comprising the National Institute of Diabetes and Digestive and Kidney Diseases (NIDDK)-sponsored NASH clinical research network. Patients were randomized to receive either a 25mg dose of OCA or placebo for 72-weeks, Patients enrolled in the trial were qualified based on a diagnosis determined by liver biopsy at the start of the trial with a NAS of four or greater and with a score of at least one in each component of NAS (steatosis 0-3, lobular inflammation 0-3, ballooning 0-2). End of study biopsies were conducted in patients after 72 weeks of treatment, with all biopsies centrally scored in a blinded fashion. The study was sponsored and conducted by NIDDK. Further details can be found at http://clinicaltrial.gov/ct2/show/NCT01265498.

In addition to FLINT, Intercept's collaborator Dainippon Sumitomo Pharma has initiated a second Phase 2 NASH trial in Japan. This trial is evaluating the safety and efficacy of a once-daily dose of OCA as

compared to placebo, with a targeted enrollment of 200 patients. This trial is anticipated to be completed in the first half of 2016.

About NASH

NASH is a serious chronic liver disease caused by excessive fat accumulation in the liver that, for reasons that are still incompletely understood, induces chronic inflammation which leads to progressive fibrosis (scarring) that can lead to cirrhosis, eventual liver failure and death. There are currently no drugs approved for the treatment of NASH. Studies have shown that over a ten year period at least 10% of NASH patients will develop cirrhosis and liver-related mortality is ten-fold that of the general population. It is estimated that up to 12% of the U.S. population has NASH, while approximately 2.7%, or more than eight million patients, have advanced liver fibrosis or cirrhosis due to NASH. The proportion of liver transplants attributed to NASH has increased rapidly in past years (to over 10%) and the disease is projected to become the leading indication for transplant ahead of chronic hepatitis C and alcoholic liver disease over the next decade.

About Intercept

Intercept is a biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat orphan and more prevalent liver diseases utilizing its expertise in bile acid chemistry. The company's lead product candidate, obeticholic acid (OCA), is a bile acid analog and first-in-class agonist of the farnesoid X receptor (FXR). OCA is being developed for a variety of chronic liver diseases including NASH, primary biliary cirrhosis (PBC), portal hypertension and bile acid diarrhea. OCA has received orphan drug designation in both the United States and Europe for the treatment of PBC. Intercept owns worldwide rights to OCA outside of Japan and China, where it has out-licensed the product candidate to Dainippon Sumitomo Pharma. For more information about Intercept, please visit the Company's website at: *www.interceptpharma.com*.

Safe Harbor Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the utility of the selected endpoint; the acceptance by regulatory authorities of the trial endpoint or results; clinical, preclinical and regulatory developments for Intercept's product candidates; the anticipated timeframe for the commencement, completion and receipt of results from the clinical trials in OCA and for the making of regulatory submissions; the anticipated results of our clinical and preclinical trials and other development activities; and our strategic directives under the caption "About Intercept." These "forward-looking statements" are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the initiation, cost, timing, progress and results of Intercept's development activities, preclinical studies and clinical trials; the timing of and Intercept's ability to obtain and maintain regulatory approval of OCA, INT-767 and any other product candidates it may develop, and any related restrictions, limitations, and/or warnings in the label of any approved product candidates; Intercept's plans to research, develop and commercialize future product candidates; the election by Intercept's collaborators to pursue research, development and commercialization activities; Intercept's ability to attract collaborators with development, regulatory and commercialization expertise; Intercept's ability to obtain

and maintain intellectual property protection for its product candidates; Intercept's ability to successfully commercialize its product candidates; the size and growth of the markets for Intercept's product candidates and its ability to serve those markets; the rate and degree of market acceptance of any future products; the success of competing drugs that are or become available; regulatory developments in the United States and other countries; the performance of third-party suppliers and manufacturers; Intercept's ability to obtain additional financing; Intercept's use of the proceeds from its initial public offering in October 2012 and follow-on offering in June 2013; the accuracy of Intercept's estimates regarding expenses, future revenues, capital requirements and the need for additional financing; the loss of key scientific or management personnel; and other factors discussed under the heading "Risk Factors" contained in Intercept's annual report on Form 10-K for the year ended December 31, 2013 filed on April 1, 2013 as well as any updates to these risk factors filed from time to time in Intercept's other filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Intercept undertakes no duty to update this information unless required by law.

CONTACT: For more information about Intercept, please contact Barbara Duncan or Senthil Sundaram, both of Intercept Pharmaceuticals at 1-646-747-1000.

SOURCE: Intercept Pharmaceuticals

HOLD FOR RELEASE ON January 9, 2014 / 4:15pm

Intercept Announces Primary Endpoint Met in Interim Analysis of Phase 2b FLINT Trial in NASH – Trial Stopped Early Based on Highly Statistically Significant Improvement in Liver Histology

NEW YORK, January 9, 2014 (GlobeNewswire) — Intercept Pharmaceuticals, Inc. (NASDAQ: ICPT) (Intercept) today it has been informed that the NIDDK-sponsored FLINT trial of obeticholic acid (OCA) for the treatment of nonalcoholic steatohepatitis (NASH) has been stopped early based on a planned interim analysis showing that the primary efficacy endpoint of the trial has been met. FLINT is a multi-center, double blind, placebo controlled, Phase 2b clinical trial assessing the safety and efficacy of a 25 mg oral dose OCA administered daily to biopsy-proven adult NASH patients over a 72 week treatment period. The trial is being conducted by the National Institute of Diabetes & Digestive & Kidney Diseases (NIDDK) at eight leading US academic hepatology centers comprising the NIDDK's NASH clinical research network (CRN).

FLINT has been stopped based on the recommendation of the study's Data Safety Monitoring Committee (DSMC) which reviewed liver biopsy data from before and after 18 month of study therapy in approximately half of the 283 randomized patients in accordance with a planned interim efficacy analysis. This analysis demonstrated that OCA treatment resulted in a highly statistically significant improvement ($p=0.0024$ on an intention to treat analysis) in the primary histological endpoint, defined as a decrease in the NAFLD Activity Score (NAS) of at least two points with no worsening of fibrosis, compared with placebo. This met the pre-defined stopping guideline of $p<0.0031$.

Intercept will discuss NASH and the FLINT trial during the previously announced conference call and audio webcast scheduled to take place today at 4:30 p.m. ET.

"The unexpected early stopping of FLINT for efficacy due to OCA meeting the primary endpoint with such high significance is highly welcome and is a major milestone for both Intercept and patients with NASH" said Mark Pruzanski, M.D., Chief Executive Officer of Intercept. "NASH has grown to epidemic proportions worldwide and there is a tremendous unmet medical need to identify appropriate treatments for this patient population. This positive news comes on the heels of the completion of the 12 month double-blind phase of our Phase 3 POISE trial in primary biliary cirrhosis (PBC), as well as encouraging results in our open label trials in cirrhotic patients with portal hypertension and bile acid diarrhea. Taken together, this highlights the therapeutic potential of OCA in a range of chronic liver and intestinal diseases where there are currently few, if any, effective treatments available to patients". Data from the PBC POISE study are expected in the second quarter of 2014.

About FLINT

FLINT enrolled 283 patients at the eight US centers comprising the National Institute of Diabetes and Digestive and Kidney Diseases (NIDDK)-sponsored NASH clinical research network. Patients were randomized to receive either a 25mg dose of OCA or placebo for 72-weeks, Patients enrolled in the trial were qualified based on a diagnosis determined by liver biopsy at the start of the trial with a NAS of four or greater and with a score of at least one in each component of NAS (steatosis 0-3, lobular inflammation 0-3, ballooning 0-2). End of study biopsies were conducted in patients after 72 weeks of treatment, with all biopsies centrally scored in a blinded fashion. The study was sponsored and conducted by NIDDK. Further details can be found at http://clinicaltrial.gov/ct2/show/NCT01265498.

In addition to FLINT, Intercept's collaborator Dainippon Sumitomo Pharma has initiated a second Phase 2 NASH trial in Japan. This trial is evaluating the safety and efficacy of a once-daily dose of OCA as

compared to placebo, with a targeted enrollment of 200 patients. This trial is anticipated to be completed in the first half of 2016.

About NASH

NASH is a serious chronic liver disease caused by excessive fat accumulation in the liver that, for reasons that are still incompletely understood, induces chronic inflammation which leads to progressive fibrosis (scarring) that can lead to cirrhosis, eventual liver failure and death. There are currently no drugs approved for the treatment of NASH. Studies have shown that over a ten year period at least 10% of NASH patients will develop cirrhosis and liver-related mortality is ten-fold that of the general population. It is estimated that up to 12% of the U.S. population has NASH, while approximately 2.7%, or more than eight million patients, have advanced liver fibrosis or cirrhosis due to NASH. The proportion of liver transplants attributed to NASH has increased rapidly in past years (to over 10%) and the disease is projected to become the leading indication for transplant ahead of chronic hepatitis C and alcoholic liver disease over the next decade.

About Intercept

Intercept is a biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat orphan and more prevalent liver diseases utilizing its expertise in bile acid chemistry. The company's lead product candidate, obeticholic acid (OCA), is a bile acid analog and first-in-class agonist of the farnesoid X receptor (FXR). OCA is being developed for a variety of chronic liver diseases including NASH, primary biliary cirrhosis (PBC), portal hypertension and bile acid diarrhea. OCA has received orphan drug designation in both the United States and Europe for the treatment of PBC. Intercept owns worldwide rights to OCA outside of Japan and China, where it has out-licensed the product candidate to Dainippon Sumitomo Pharma. For more information about Intercept, please visit the Company's website at: *www.interceptpharma.com.*

Safe Harbor Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the utility of the selected endpoint; the acceptance by regulatory authorities of the trial endpoint or results; clinical, preclinical and regulatory developments for Intercept's product candidates; the anticipated timeframe for the commencement, completion and receipt of results from the clinical trials in OCA and for the making of regulatory submissions; the anticipated results of our clinical and preclinical trials and other development activities; and our strategic directives under the caption "About Intercept." These "forward-looking statements" are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the initiation, cost, timing, progress and results of Intercept's development activities, preclinical studies and clinical trials; the timing of and Intercept's ability to obtain and maintain regulatory approval of OCA, INT-767 and any other product candidates it may develop, and any related restrictions, limitations, and/or warnings in the label of any approved product candidates; Intercept's plans to research, develop and commercialize future product candidates; the election by Intercept's collaborators to pursue research, development and commercialization activities; Intercept's ability to attract collaborators with development, regulatory and commercialization expertise; Intercept's ability to obtain

and maintain intellectual property protection for its product candidates; Intercept's ability to successfully commercialize its product candidates; the size and growth of the markets for Intercept's product candidates and its ability to serve those markets; the rate and degree of market acceptance of any future products; the success of competing drugs that are or become available; regulatory developments in the United States and other countries; the performance of third-party suppliers and manufacturers; Intercept's ability to obtain additional financing; Intercept's use of the proceeds from its initial public offering in October 2012 and follow-on offering in June 2013; the accuracy of Intercept's estimates regarding expenses, future revenues, capital requirements and the need for additional financing; the loss of key scientific or management personnel; and other factors discussed under the heading "Risk Factors" contained in Intercept's annual report on Form 10-K for the year ended December 31, 2013 filed on April 1, 2013 as well as any updates to these risk factors filed from time to time in Intercept's other filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and Intercept undertakes no duty to update this information unless required by law.

CONTACT: For more information about Intercept, please contact Barbara Duncan or Senthil Sundaram, both of Intercept Pharmaceuticals at 1-646-747-1000.

SOURCE: Intercept Pharmaceuticals

Gheen, Valery (NIH/NHLBI) [E]

From:	David Shapiro <[redacted]@interceptpharma.com>
Sent:	Tuesday, January 07, 2014 1:01 PM
To:	Sherker, Averell (NIH/NIDDK) [E]
Subject:	Re: FLINT

Great. With your permission, I'll drop a word in EASL's Secretary General's ear (Markus Peck-Radosavljevic from Vienna). We hope to present the PBC data as a late breaker there.

With Best Wishes,
David

David A. Shapiro, MD
+1-858-[redacted]

Sent from my iPhone (so excuse the typos)

On Jan 7, 2014, at 6:49 PM, "Sherker, Averell (NIH/NIDDK) [E]" <[redacted]@nih.gov> wrote:

> I discussed with the DCC and believe that an EASL late breaker will be feasible.
>
> Averell
>
> ---
>
> **From:** David Shapiro [mailto:[redacted]@interceptpharma.com]
> **Sent:** Tuesday, January 07, 2014 12:38
> **To:** Sherker, Averell (NIH/NIDDK) [E]
> **Subject:** Re: FLINT
>
> Averell
> Thanks for getting back to me. We should go with the ITT p value. Still highly significant.
>
> I hope to get a draft press release to you by early tomorrow for you (your time).
>
> Was there any discussion about a potential presentation at EASL? I'm pretty confident it would get a plenary or oral late breaker (among the HCV antivirals!).
>
> If you anything from me, please let me know.
>
> Thanks again.
>
> With Best Wishes,
> David
>
> David A. Shapiro, MD
> +1-858-[redacted]
>
> Sent from my iPhone (so excuse the typos)
>
> On Jan 7, 2014, at 6:10 PM, "Sherker, Averell (NIH/NIDDK) [E]" <[redacted]@nih.gov> wrote:

David,

It was good speaking with you yesterday. The investigator meeting went quite well.

I want to correct one piece of data that I gave you yesterday. The p-value of 0.0015 relates to the per-protocol analysis. For the-intention-to-treat analysis (missed biopsies assumed non-responders) the p-value is actually 0.0024 (stopping guideline p<0.0031).

With respect to the lipid abnormalities, I will defer to you about the decision whether or not to include it in your press release. As I mentioned yesterday, the NIDDK decision to terminate therapy was primarily due to the efficacy effect but, in part, influenced by the significant lipid abnormalities observed in the OCA-treated subjects.

Regards,
Averell

From: David Shapiro [mailto:[redacted]@interceptpharma.com]
Sent: Tuesday, January 07, 2014 02:56
To: Sherker, Averell (NIH/NIDDK) [E]
Subject: FLINT

Averell
Quite a start to the New Year.... It was good to speak to you yesterday.

Following our call, I spoke to Mark Pruzanski, our CEO and we plan to draft a simple press release today that I'll forward to you prior to our release (although SEC regulations bind us to issuing a public statement to within 72 hours). I think that we should just aim to keep the release simple and note, the key points being:

- NIDDK have informed Intercept that a planned interim efficacy analysis was conducted which showed that OCA produced a highly significant improvement on the protocol specified liver histology endpoint, compared with placebo. The improvement met (p=0.0015) the protocol criterion for stopping the study and accordingly NIDDK have informed Intercept that they are stopping the study.
- Further details will be available when the study is presented at a scientific meeting and/or published and Intercept looks forward to seeing the full results from the study.
- Some background information on NASH – and that there are no approved therapies for this increasingly common disease

We don't think that without the specific data, we can comment on the lipid changes. We have previously reported HDL and LDL changes (see attached).

If you have any thoughts/disagreements, please let me know ASAP. I'll be interested in hearing what the investigators response was. As we discussed, we would be very willing to discuss any further collaborations with NIDDK and the group (and would be able to make a decision pretty quickly).

I am in meetings for most of the day but will be on a train for ~4hours from 10am EST on – so should be available (and I hope I'll have an email connection).

Again, it is a pleasure collaborating with you on the study and I look forward to moving the study through to its conclusion.

Thank you.

With Best Wishes,
David

David Shapiro, MD
Tel: +1-858-[redacted]
Mobile: +1-858-[redacted]

This message and any attachments are intended only for the use of the addressee and may contain information that is privileged and confidential. If the reader of the message is not the intended recipient or an authorized representative of the intended recipient, you are hereby notified that any dissemination of this communication is strictly prohibited. If you have received this communication in error, notify the sender immediately by return email and delete the message and any attachments from your system.

This message and any attachments are intended only for the use of the addressee and may contain information that is privileged and confidential. If the reader of the message is not the intended recipient or an authorized representative of the intended recipient, you are hereby notified that any dissemination of this communication is strictly prohibited. If you have received this communication in error, notify the sender immediately by return email and delete the message and any attachments from your system.

This message and any attachments are intended only for the use of the addressee and may contain information that is privileged and confidential. If the reader of the message is not the intended recipient or an authorized representative of the intended recipient, you are hereby notified that any dissemination of this communication is strictly prohibited. If you have received this communication in error, notify the sender immediately by return email and delete the message and any attachments from your system.

Telephone conversation with Dr. David Shapiro, CSO Intercept Pharma re: FLINT

6 JAN 2014 @ 12:45 EST

Dr. Shapiro called my office from Personal Info upon my request.

He was informed that upon planned interim analysis, the stopping boundary for efficacy was crossed and NIDDK has decided not to have subjects undergo week 72 liver biopsies effective today.

Dr. Shapiro was informed that given this decision and the finding of significant lipid abnormalities (increased total cholesterol, increased LDL cholesterol and decreased HDL cholesterol), all patient who remain on treatment (OBCA or Placebo) will be discontinued within two weeks of today. Patients will undergo week 72 labs at the treatment close-out visit and patients will be advised to return 24 weeks later for their off-treatment visit.

Dr. Shapiro mentioned that he was aware of SAEs as Intercept has been copied on all reports submitted to FDA.

Dr. Shapiro shared that similar abnormalities were seen in study in type 2 diabetics. PBC study showed HDL decreases but no LDL increase. Lipidomic studies (Sanyal, Kowdley and Chalasani) are ongoing and Intercept would be very interested to support further lipid studies in the NASH population.

Intercept has a fiduciary responsible to publically release Material Information in a timely manner. Intercept has a previously scheduled Quarterly Webinar on January 9 and will mention that NIDDK has informed them that the treatment phase of the study has been terminated on the basis of efficacy and that lipid abnormalities have been observed. Additionally, Intercept will release a press release with the same information. As a courtesy, they will send me the press release for review prior to issuing it.

In discussion, we decided to consider submission of a FLINT abstract as a Late Breaker for EASL. Submission of Late Breakers is open from February 3-10.

Gheen, Valery (NIH/NHLBI) [E]

From:	Sherker, Averell (NIH/NIDDK) [E]
Sent:	Monday, January 06, 2014 7:32 AM
To:	'David Shapiro'
Subject:	RE: Available to talk Monday? ~12:45 EST ?

Great...I look forward to speaking with you.

Averell

From: David Shapiro [mailto:[redacted]@interceptpharma.com]
Sent: Monday, January 06, 2014 07:21
To: Sherker, Averell (NIH/NIDDK) [E]
Subject: RE: Available to talk Monday? ~12:45 EST ?

Averell
Happy New Year to you – I hope you had a great trip to [Personal info]

Sorry for not responding sooner. I am still in [Personal info] and traveling today. I'm flying to [Personal info] this afternoon and have a train trip when I arrive. However, I'll give you a call as soon as I get into my hotel - likely around 12:45pm your time.

I look forward to speaking to you then.

With Best Wishes,
David

David Shapiro, MD
Tel: +1-858-[redacted]
Mobile: +1-858-[redacted]

From: Sherker, Averell (NIH/NIDDK) [E] [mailto:[redacted]@nih.gov]
Sent: Friday, January 03, 2014 11:26 PM
To: David Shapiro ([redacted]@interceptpharma.com)
Subject: Available to talk Monday?

Hi David,

I'm not sure which side of the Atlantic you are currently on, but was wondering if you were available for a call on Monday. I can make myself available pretty much anytime between 10 am and 4 pm EST.

Best wishes for the New Year,

Averell

Averell H. Sherker, MD, FRCP(C)
Scientific Advisor for Viral Hepatitis and Liver Diseases

Liver Diseases Research Branch
National Institute of Diabetes and Digestive and Kidney Diseases
National Institutes of Health
6707 Democracy Blvd, Room 653
Bethesda, MD 20892-5450 (use 20817 for express mail)

Teleph[redacted]
FAX:
Email:

NIH...Turning Discovery Into Health®

National Institute of Diabetes and Digestive and Kidney Diseases

Gheen, Valery (NIH/NHLBI) [E]

From: Vaughn, Ivana A. <[redacted]>
Sent: Wednesday, December 11, 2013 10:04 AM
To: David Shapiro ([redacted]@interceptpharma.com); Cathi Sciacca ([redacted]@interceptpharma.com); [redacted]@interceptpharma.com; 'Robin Chapman' ([redacted]@interceptpharma.com); 'Linda Robertson'; 'Leigh'; Sherker, Averell (NIH/NIDDK) [E]; Doo, Edward (NIH/NIDDK) [E]; Torrance, Rebecca (NIH/NIDDK) [E]; Brown, Sherry (NIH/NIDDK) [C]; Personal Info
Personal Info
Personal Info
Subject: Confirmed: FLINT Statistical Analysis Plan Meeting

The conference call to discuss the FLINT Statistical Analysis Plan is confirmed for **Tuesday, December 17st at 2pm ET/11am PT.**
Call in number **1-877-938-2803; passcode 1194994**

Ivana A Vaughn, MPH
Sr Research Program Coordinator II
Data Coordinating Center
Johns Hopkins Bloomberg School of Public Health
[redacted]

JOHNS HOPKINS
BLOOMBERG
SCHOOL of PUBLIC HEALTH

From: Vaughn, Ivana A.
Sent: Wednesday, December 04, 2013 10:56 AM
To: David Shapiro ([redacted]@interceptpharma.com); Cathi Sciacca ([redacted]@interceptpharma.com); [redacted]@interceptpharma.com; 'Robin Chapman' ([redacted]@interceptpharma.com); Linda Robertson; Leigh; Sherker, Averell; Doo, Edward; Torrance, Rebecca; Brown, Sherry; Personal Info
Personal Info
Subject: Additional dates: Scheduling FLINT Statistical Analysis Plan Meeting

The list of dates for the FLINT Statistical Analysis Plan has been revised. Please click the link below to update your availability.
http://whenisgood.net/arerz35

Please note that the next FLINT Quarterly Conference Call is scheduled for Wednesday, February 19th and this topic will be added to the agenda.

Thank you,

Ivana A Vaughn, MPH

410-[redacted]
410-[redacted]
410-[redacted]
[redacted]

From: Vaughn, Ivana A.
Sent: Tuesday, December 03, 2013 6:10 PM
To: David Shapiro ([redacted]@interceptpharma.com); Cathi Sciacca ([redacted]@interceptpharma.com); [redacted]@interceptpharma.com; 'Robin Chapman' ([redacted]@interceptpharma.com); Linda Robertson; Leigh; Sherker, Averell; Doo, Edward; Torrance, Rebecca; Brown, Sherry; Personal info
Personal info
Subject: Scheduling FLINT Statistical Analysis Plan Meeting

Please provide your availability for a 1 hour conference call to discuss the FLINT Statistical Analysis Plan using the link below:

http://whenisgood.net/arerz35

Ivana A Vaughn, MPH
Sr Research Program Coordinator II
Data Coordinating Center
Johns Hopkins Bloomberg School of Public Health
[redacted]

JOHNS HOPKINS
BLOOMBERG
SCHOOL of PUBLIC HEALTH

From: David Shapiro [mailto:[redacted]@interceptpharma.com]
Sent: Tuesday, November 26, 2013 1:21 PM
To: Sherker, Averell (NIH/NIDDK) [E]
Cc: Cathi Sciacca; Roya Hooshmand-Rad; Vaughn, Ivana A.; Doo, Edward (NIH/NIDDK) [E]; Robin Chapman; Linda Robertson; Leigh
Subject: RE: Review of FLINT Statistical Analysis Plan (SAP) with FDA

Averell and others
Thank you.
Having a teleconference sounds entirely reasonable - I suggest next week or the week afterwards.
Our calendars (like yours I am sure) are rather busy but we will do what we can to shuffle appointments around to fit this in as a priority – so I suggest that Ivana works with Robin, our Office Manager, to find a time that works.
From our end the key people attending are:

- Linda Robertson, VP Regulatory Affairs
- Me

- Leigh MacConell, Head of Clinical Research.

Others will likely join us.
I hope you all have a very Happy Thanksgiving.
With Best Wishes,
David

David Shapiro, MD
Tel: +1-858-[redacted]
Mobile: +1-[redacted]

From: Sherker, Averell (NIH/NIDDK) [E] [mailto:[redacted]
Sent: Tuesday, November 26, 2013 5:52 AM
To: 'David Shapiro'
Cc: Cathi Sciacca; Roya Hooshmand-Rad; Vaughn, Ivana A. ([redacted]); Doo, Edward (NIH/NIDDK) [E]
Subject: RE: Review of FLINT Statistical Analysis Plan (SAP) with FDA

David,

I'm sorry for the delay in responding to you.

I have discussed your request with Jim Tonascia of the DCC and we both feel that we need some detail and clarity related to your request. This might be best achieved with a teleconference involving Intercept, NIDDK and the DCC. Jim has offered Ivana's assistance in setting up the call.

Please let me know if this plan is acceptable to you.

Best wishes for the holiday!

Averell

From: David Shapiro [mailto:[redacted]@interceptpharma.com]
Sent: Tuesday, November 19, 2013 11:11
To: Doo, Edward (NIH/NIDDK) [E]; Sherker, Averell (NIH/NIDDK) [E]
Cc: Cathi Sciacca; Personal Info
Subject: Review of FLINT Statistical Analysis Plan (SAP) with FDA

Averell, Ed
It was good to see you at AASLD and hope the meeting was worthwhile for you.

As we discussed, if the FLINT study is positive Intercept would continue to develop the drug with the intention of seeking approval by the FDA (and other authorities). As we would propose that the study be considered 'pivotal', we think that it is important that the FDA are both familiar with the study and have had the opportunity to review the SAP before the study is unblinded.

Accordingly, I am writing to ask you if NIDDK would be willing to participate in a meeting with the FDA to review the study SAP. Typically, such a meeting would involve:

- The sponsor (NIDDK)
- The responsible statistician(s)
- Senior physician(s) responsible for the study.

Obviously, Intercept would like to participate in such a meeting, if it occurs.

If NIDDK agrees with the concept of such a meeting, then we should discuss the potential ways in which this could be both effected and organized.

As ever, I am happy to discuss further with you (and would include Linda Robertson, our VP of Regulatory Affairs).

With Best Wishes,
David

David Shapiro, MD
Tel: +1-858-[redacted]
Mobile: +1-[redacted]